QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (No. 333-156725 and 333-191405) on Form S-8 of Summer Infant, Inc. and Registration Statements (No. 333-164241 and 333-198315) on Form S-3 of Summer Infant Inc. of our report dated March 4, 2015, relating to our audits of the consolidated financial statements, included in this Annual Report on Form 10-K of Summer Infant, Inc. for the year ended January 3, 2015.

/s/ McGladrey LLP
McGladrey LLP
Boston, MA
March 4, 2015

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm